Exhibit 31.4
Certification Required by Rule 13a-14(a)
I, Luciano Siani Pires, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of The Mosaic Company; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 17, 2026

/s/ Luciano Siani Pires
Luciano Siani Pires
Executive Vice President and Chief Financial Officer
The Mosaic Company